Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Exhibit 10.20

REINSTATEMENT PREMIUM PROTECTION

REINSURANCE CONTRACT

issued to

SLIDE INSURANCE COMPANY

Tampa, Florida

SLIDE SPECIALTY INSURANCE COMPANY

Ridgeway, South Carolina

including any and/or all companies that are or may hereafter become affiliated therewith

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that the information is not material and is of the type that the registrant treats as private or confidential.

REINSTATEMENT PREMIUM PROTECTION REINSURANCE CONTRACT TABLE OF CONTENTS
Article		Page
	Preamble	3
1	Business Covered	4
2	Coverage	4
3	Term	4
4	Special Termination	4
5	Run-Off Reinsurers	6
6	Territory	9
7	Exclusions	9
8	Premium	9
9	Definitions	10
10	Original Conditions	11
11	No Third Party Rights	11
12	Claims and Claim Settlement	11
13	Late Payments	12
14	Offset	13
15	Currency	13
16	Unauthorized Reinsurance	13
17	Taxes	15
18	Access to Records	16
19	Confidentiality	17
20	Indemnification and Errors and Omissions	18
21	Insolvency	19
22	Arbitration	20
23	Service of Suit	21
24	Sanction Limitation and Exclusion Clause	22
25	Governing Law	22
26	Entire Agreement	22
27	Non-Waiver	23
28	Intermediary	23
29	Mode of Execution	23
	Company Signing Block	24

Attachments
	Trust Agreement Requirements Clause	25

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that the information is not material and is of the type that the registrant treats as private or confidential.

REINSTATEMENT PREMIUM PROTECTION

REINSURANCE CONTRACT

(the “Contract”)

issued to

SLIDE INSURANCE COMPANY

Tampa, Florida

SLIDE SPECIALTY INSURANCE COMPANY

Ridgeway, South Carolina

including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the “Company”)

by

THE SUBSCRIBING REINSURER(S) IDENTIFIED

IN THE INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED TO AND FORMING PART OF THIS CONTRACT

(the “Reinsurer”)

PREAMBLE

A.

For purposes of sending and receiving notices and payments required by this Contract, Slide Insurance Company (“Slide Insurance”) shall be the distributor or recipient, as the case may. In no event, however, will Slide Insurance be deemed the agent of any member company.

B.	While having no effect on the settlements or liabilities of the parties to this Contract, it is established that:

1.

if a Loss Occurrence covered under this Contract involves multiple member companies, Slide Insurance will allocate the Reinsurer’s payment of the Reinstatement Premium for the Loss Occurrence to each member company involved, proportionately, based on the percentage which the affected member company’s loss bears to the total of all losses contributing to that Loss Occurrence; and

2.

with respect to reinsurance premiums due the Reinsurer hereunder, each member company shall be responsible for its proportionate share of the reinsurance premium. The deposit premium, minimum premium, and final reinsurance premium, as determined under the terms of this Contract, shall be apportioned to each member company by Slide Insurance in the same proportion that each member company’s exposure bears to the total subject exposure.

3.

Records of these allocations shall be maintained within Slide Insurance in sufficient detail to identify both the Reinsurer’s loss obligations allocated to each member company and each member company’s share of premium allocation.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 1

BUSINESS COVERED

This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of Reinstatement Premium the Company may become liable to pay under the reinstatement provisions of the Original Contract, subject to the terms and conditions herein contained.

ARTICLE 2

COVERAGE

The Reinsurer shall be liable to pay the Reinstatement Premium obligations under the Original Contract.

ARTICLE 3

TERM

This Contract shall take effect at 12:01 a.m., Eastern Daylight Savings Time, June 1, 2024, and shall remain in effect until 12:01 a.m., Eastern Daylight Savings Time June 1, 2025, applying to Loss Occurrences commencing during the term of this Contract.

ARTICLE 4

SPECIAL TERMINATION

A.

The Company may terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event of any of the following circumstances:

1.	The Subscribing Reinsurer ceases underwriting operations.

2.	A state insurance department or other legal authority orders the Subscribing Reinsurer to cease writing business, or the Subscribing Reinsurer is placed under regulatory supervision.

3.

The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

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that the information is not material and is of the type that the registrant treats as private or confidential.

4.

The Subscribing Reinsurer’s policyholders’ surplus (or the equivalent under the Subscribing Reinsurer’s accounting system) as reported in such financial statements of the Subscribing Reinsurer as designated by the Company, has been reduced by 20% of the amount thereof at any date during the prior 12-month period (including the period prior to the inception of this Contract).

5.

The Subscribing Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract.

6.

The Subscribing Reinsurer has retroceded its entire liability under this Contract without the Company’s prior written consent, except for retrocessions to members of the Subscribing Reinsurer’s holding company group.

7.

The Subscribing Reinsurer has been assigned an A.M. Best’s rating of less than “A-” and/or an S&P rating of less than “BBB+.” However, as respects Underwriting Members of Lloyd’s, London, a Lloyd’s Market Rating of less than “A-” by A.M. Best and/or less than “BBB+” by S&P shall apply.

8.

The Subscribing Reinsurer has transferred or delegated its claims-paying authority, as respects business subject to this Contract, to an unaffiliated entity; however, agreement by a Lloyd’s syndicate to follow claim settlement procedures under the Lloyd’s Claims Scheme (Combined) shall not constitute a transfer or delegation of its claims-paying authority for purposes of this subparagraph.

9.

The Subscribing Reinsurer engages in the process of Scheme of Arrangement or similar procedure related to this Contract, including but not limited to an insurance business transfer scheme pursuant to Part VII of the Financial Services and Markets Act 2000 (U.K.), as may be amended from time to time.

10.	The Subscribing Reinsurer in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity.

11.

The Subscribing Reinsurer has failed to post or maintain required collateral to secure its obligations as required under this Contract, and has not cured such deficiency within 30 days following written notice thereof from the Company.

12.

There is a severance or obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between the country in which the Company is incorporated and the country in which the Subscribing Reinsurer is incorporated or has its principal office, as a result of war, currency regulation, or any circumstance arising out of political, financial or economic emergency.

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that the information is not material and is of the type that the registrant treats as private or confidential.

13.

The Subscribing Reinsurer resides or is incorporated in countries where any regulation, whether by decree or otherwise, be enforced by the government which shall restrict or prohibit its performance of any or all of its obligations under this Contract or any contract in consideration of which this Contract has been completed.

B.

The Subscribing Reinsurer shall have no liability for Reinstatement Premium arising from Loss Occurrences commencing after termination. The premium due the Subscribing Reinsurer hereunder (including any minimum premium) shall be prorated based on the period of the Subscribing Reinsurer’s participation hereon, and the Subscribing Reinsurer shall immediately return any excess premium received.

ARTICLE 5

RUN-OFF REINSURERS

A.	“Run-off Reinsurer” means any Subscribing Reinsurer that:

1.	has been ordered by a state insurance department or other legal authority to cease writing business, or has been placed under regulatory supervision or in rehabilitation; or

2.	has ceased reinsurance underwriting operations; or

3.	has transferred its claims-paying authority to an unaffiliated entity; or

4.

engages in a process of Scheme of Arrangement or similar procedure related to this Contract, including but not limited to an insurance business transfer scheme pursuant to Part VII of the Financial Services and Markets Act 2000 (U.K.), as may be amended from time to time; or

5.	in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity.

Notwithstanding the foregoing, agreement by a Lloyd’s syndicate to follow claim settlements procedures under Lloyd’s Claims Scheme (Combined) shall not constitute a transfer of its claims-paying authority, for purposes of subparagraphs (3) and (5) of this paragraph.

B.

Notwithstanding any other provision of this Contract, in the event that a Subscribing Reinsurer becomes a Run-off Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Reinsurer’s participation hereunder:

1.	If the Run-off Reinsurer does not pay a claim or raise a query concerning the claim within 30 days of billing, it shall be estopped from denying such claim and must pay immediately.

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that the information is not material and is of the type that the registrant treats as private or confidential.

2.

If payment of any claim has been received from Subscribing Reinsurers constituting at least 70% of the interests and liabilities of all Subscribing Reinsurers that participated on this Contract and are active as of the due date; it being understood that said date shall not be later than 90 days from the date of transmittal by the Intermediary of the initial billing for each such payment, the Run-off Reinsurer shall be estopped from denying such claim and must pay within 10 days following transmittal to the Run-off Reinsurer of written notification of such payments. For purposes of this subparagraph, a Subscribing Reinsurer shall be deemed to be active if it is not a Run-off Reinsurer.

3.

In the event any payment due the Company hereunder is not received by the Intermediary by the payment due date, the Run-off Reinsurer shall pay an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

a.	The number of full days that have expired since the overdue date or the last monthly calculation, whichever the lesser; times

b.	1/365th of the sum of:

i.	the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; plus

ii.	1% plus 0.5% for each 30 days that the payment is past due, subject to a maximum of 8.0%; times

c.	The amount past due, including accrued interest.

Interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

For purposes of this subparagraph, payments from the Run-off Reinsurer to the Company shall be due on the date on which the demand for payment (including delivery of bordereaux or quarterly or monthly reports) is received by the Run-off Reinsurer, and shall be overdue 30 days thereafter.

If the information contained in the Company’s demand for payment is insufficient or not in accordance with the conditions of this Contract, then within 30 days the Run-off Reinsurer shall request from the Company all additional information necessary to validate its claim and the payment due date, as defined above, shall be deemed to be the date upon which the Run-off Reinsurer received the requested additional information. This paragraph is only for the purpose of establishing when a payment is overdue, and shall not alter the provisions of the Notice of Loss and Loss Settlements Article or other pertinent contractual stipulations.

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that the information is not material and is of the type that the registrant treats as private or confidential.

Should the Run-off Reinsurer dispute a claim presented by the Company and the timeframes set out above be exceeded, interest as stipulated in this subparagraph shall be payable for the entire overdue period, but only for the amount of the final settlement with the Reinsurer.

4.

The Run-off Reinsurer’s liability for losses for Policies covered by this Contract shall be commuted. In the event the Company and the Run-off Reinsurer cannot agree on the commutation amount of the Run-off Reinsurer’s liability under such Policies, they shall appoint an actuary and/or appraiser to assess such liability and shall share equally any expense of the actuary and/or appraiser. If the Company and the Run-off Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Run-off Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Run-off Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties under this Contract.

5.

The Run-off Reinsurer shall have no right of access to the Records of the Company if the Run-off Reinsurer has denied payment of any claim hereunder or there is a pending arbitration between the Company and the Run-off Reinsurer regarding any claim hereunder. A reservation of rights shall be considered a denial of a claim.

6.

The Run-off Reinsurer shall be precluded from asserting that a claim otherwise payable hereunder is Loss in Excess of Policy Limits and/or Extra Contractual Obligations, if no active Reinsurer has not made such assertion.

7.

The Run-off Reinsurer shall immediately provide funding of the Run-off Reinsurer’s share of 100% of liabilities (the “Reinsurer’s Obligations”) as defined in the Unauthorized Reinsurance Article. This subparagraph does not apply to any Run-off Reinsurer to the extent that the Run-off Reinsurer provides funding under the Unauthorized Reinsurance Article or maintains a trust fund, approved by the regulatory authorities having jurisdiction over the Company’s credit for reinsurance, for the payment of claims of the Run-off Reinsurer’s U.S. ceding insurers.

8.

In the event that either party demands arbitration of a dispute between the Company and the Run-off Reinsurer, and the amount in dispute is less than $500,000, unless the arbitration notice includes a demand for rescission of this Contract, notwithstanding the terms of the Arbitration Article, the dispute shall be resolved by a sole arbitrator and the following procedures shall apply:

a.

The sole arbitrator shall be chosen by mutual agreement of the parties within 15 business days after the demand for arbitration. If the parties have not chosen an arbitrator within the 15 business days after the receipt of the arbitration notice, the arbitrator shall be chosen in accordance with the ARIAS U.S. Streamlined Rules for Small Claims Disputes, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) and in force on the date the arbitration is demanded. The nominated arbitrator must be available to read any written submissions and hear testimony within 60 calendar days of being chosen.

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that the information is not material and is of the type that the registrant treats as private or confidential.

b.

Within 10 business days after the arbitrator has been appointed, the parties shall be notified of deadlines for the submission of briefs and documentary evidence, as determined by the arbitrator. There shall be no discovery or hearing unless the parties agree to engage in limited discovery and/or a hearing. Also, the arbitrator can determine, without the consent of the parties, that a limited hearing is necessary.

c.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

ARTICLE 6

TERRITORY

The territorial limits of this Contract shall be identical with those of the Original Contract.

ARTICLE 7

EXCLUSIONS

This Contract shall follow the exclusions set forth in the Original Contract.

ARTICLE 8

PREMIUM

A.

The premium for this Contract shall be based on the Excess Layers of the Original Contract. The Company shall pay the Reinsurer a deposit premium in accordance with the schedule set forth below. The adjusted premium to be paid to the Reinsurer for the coverage applicable to each Excess Layer shall be calculated at the Rate on Line set out below multiplied by the final premium due for each Excess Layer of the Original Contract.

PREMIUM SCHEDULE
Layer	Rate on Line		Deposit Premium
Third Layer	[***]	%	$	[***]
Fourth Layer	[***]	%	$	[***]
Fifth Layer	[***]	%	$	[***]
Sixth Layer	[***]	%	$	[***]

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that the information is not material and is of the type that the registrant treats as private or confidential.

B.	The deposit premiums set forth in paragraph A above shall be payable to the Reinsurer by the Company in installments as follows:

DEPOSIT INSTALLMENT SCHEDULE

Layer	July 1, 2024		October 1, 2024		January 1, 2025		April 1, 2025
Third Layer	$	[***]	$	[***]	$	[***]	$	[***]
Fourth Layer	$	[***]	$	[***]	$	[***]	$	[***]
Fifth Layer	$	[***]	$	[***]	$	[***]	$	[***]
Sixth Layer	$	[***]	$	[***]	$	[***]	$	[***]

C.

Within 90 days after the termination or expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for each Excess Layer, computed in accordance with paragraph A above, and any additional premium due the Reinsurer or return premium due the Company for each such Excess Layer shall be remitted within 30 days of its receipt of said report.

D.	The Company shall furnish the Reinsurer with such information as may be required by the Reinsurer for completion of its financial statements.

ARTICLE 9

DEFINITIONS

A.

“Original Contract” means the following layers of coverage of the PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT, effective at 12:01 a.m., Eastern Daylight Savings Time, June 1, 2024 to 12:01 a.m., Eastern Daylight Savings Time June 1, 2025, covering losses under Policies classified by the Company as Property, in force at the inception of this Contract, or written or renewed during the term of this Contract by or on behalf of the Company:

Layer	Retention per Loss Occurrence		Limit per Loss Occurrence		Annual Aggregate Limit
Third Layer	$	[***]	$	[***]	$	[***]
Fourth Layer	$	[***]	$	[***]	$	[***]
Fifth Layer	$	[***]	$	[***]	$	[***]
Sixth Layer	$	[***]	$	[***]	$	[***]

B.

“Reinstatement Premium” means premium paid by the Company for each Excess Layer under the provisions of the Reinstatement Article of the Original Contract. Reinstatement Premium shall be calculated at pro rata of the original reinsurance premium, being pro rata only for the amount being reinstated. If, at the time of a loss settlement under the Original Contract, the reinsurance premium thereunder is not yet known, Reinstatement Premium shall be based upon the deposit premium, subject to adjustment when said reinsurance premium is finally established. Nothing in this clause shall be construed to mean that amounts are not recoverable hereunder until the Company’s final Reinstatement Premium has been ascertained. All recoveries received subsequent to reimbursement hereunder shall be applied as if received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

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that the information is not material and is of the type that the registrant treats as private or confidential.

C.	“Loss Occurrence” shall follow the definition set forth in the Original Contract.

D.	“Policy(ies)” means any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

ARTICLE 10

ORIGINAL CONDITIONS

All reinsurance under this Contract shall be subject to the same terms, conditions, waivers and interpretations, and to the same modifications and alterations as the Original Contract. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE 11

NO THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

ARTICLE 12

CLAIMS AND CLAIM SETTLEMENT

A.

The Company shall advise the Reinsurer promptly of all losses that, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto that may materially affect the position of the Reinsurer.

B.	The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses.

C.

As respects losses subject to the Original Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of the Reinstatement Premium arising from each such settlement immediately upon receipt of proof of payment.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 13

LATE PAYMENTS

A.

In the event any payment due either party is not received by the Intermediary by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days that have expired since the overdue date or the last monthly calculation, whichever the lesser; times

2.	1/365th of the sum of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made, plus 1%; times

3.	The amount past due, including accrued interest.

Interest shall accumulate until payment of the original amount due, plus interest penalties, has been received by the Intermediary.

B.	The due date shall, for purposes of this Article, be determined as follows:

1.

Payments from the Reinsurer to the Company shall be due on the date on which the demand for payment (including delivery of bordereaux or quarterly or monthly reports) is received by the Reinsurer, and shall be overdue 30 days thereafter.

2.

Payments from the Company to the Reinsurer shall be due on the dates specified within this Contract. Payments shall be overdue 30 days thereafter except for the first installment of premium, if applicable, which shall be overdue 60 days from inception or 30 days from final line-signing, whichever the later. Reinstatement premium, if applicable, shall have as a due date the date when the Company receives payment for the claim giving rise to such reinstatement premium, and payment shall be overdue 30 days thereafter. In the event a due date is not specifically stated for a given payment, the overdue date shall be 30 days following the date of billing.

C.

If the information contained in the Company’s demand for payment is insufficient or not in accordance with the conditions of this Contract, then within 30 days the Reinsurer shall request from the Company all additional information necessary to validate its claim and the payment due date as defined in paragraph B shall be deemed to be the date upon which the Reinsurer received the requested additional information. This paragraph is only for the purpose of establishing when a payment is overdue, and shall not alter the provisions of the Notice of Loss and Loss Settlements Article or other pertinent contractual stipulations.

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that the information is not material and is of the type that the registrant treats as private or confidential.

D.

Should the Reinsurer dispute a claim presented by the Company and the timeframes set out in paragraph B be exceeded, interest as stipulated in paragraph A shall be payable for the entire overdue period, but only for the amount of the final settlement with the Reinsurer.

E.

In the event arbitration is necessary to settle a dispute, the panel shall have the authority to make a determination awarding interest to the prevailing party. Interest, if any, awarded by the panel shall supersede the interest amounts outlined herein.

F.

Any interest owed pursuant to this Article may be waived by the party to which it is owed. Waiver of such interest, however, shall not affect the waiving party’s rights to other interest amounts due as a result of this Article.

ARTICLE 14

OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any and all balances due from a party to the other arising under this Contract. In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of any applicable law governing offset entitlement.

ARTICLE 15

CURRENCY

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.

B.

For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

ARTICLE 16

UNAUTHORIZED REINSURANCE

A.	This Article applies:

1.	only to the extent a Subscribing Reinsurer does not qualify for credit with any insurance regulatory authority having jurisdiction over the Company’s reserves, or

2.

to a Subscribing Reinsurer qualified as a reciprocal jurisdiction reinsurer with any such insurance regulatory authority in the event such Subscribing Reinsurer resists enforcement of a final judgment that is enforceable under the law of the jurisdiction in which it was obtained or a properly enforceable arbitration award, whether obtained by the Company or by its legal successor on behalf of its resolution estate, in which case such Subscribing Reinsurer shall fund 100% of its share of the Reinsurer’s Obligations as hereinafter provided.

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that the information is not material and is of the type that the registrant treats as private or confidential.

B.

The Company agrees, in respect of business falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The “Reinsurer’s Obligations” shall be defined as any amounts due the Company under this Contract, as set up on the Company’s books.

C.

The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the Company and insurance regulatory authorities having jurisdiction over the Company’s reserves.

D.

When funding by Trust Agreement, the Reinsurer shall ensure that the Trust Agreement complies with the provisions of the “Trust Agreement Requirements Clause” attached hereto. When funding by a LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

E.

The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.	to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

2.

to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement);

3.

to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid or reimbursed by the Reinsurer;

4.	to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

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that the information is not material and is of the type that the registrant treats as private or confidential.

F.

If the amount drawn by the Company is in excess of the actual amount required for subparagraph E(1) or E(3), or in the case of subparagraph E(4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G.

The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

H.

At annual intervals, or more frequently at the discretion of the Company, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:

1.

If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC, as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.

2.

If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.

ARTICLE 17

TAXES

A.

In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

B. 1.

Each Subscribing Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

2.

In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 18

ACCESS TO RECORDS

A.

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving 30 days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

B.

Prior to the access and review by the Reinsurer of certain books and records, the Company may redact names and any other information the Company, in its sole judgment, considers proprietary and any information the Company is required by law or regulation to redact

C.

Notwithstanding the above, the Company reserves the right to withhold from the Reinsurer any Privileged Documents. However, the Company shall permit and not object to the Reinsurer’s access to Privileged Documents in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants and all parties to such adjudications; the Company may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, and the Company’s defense might be jeopardized by release of such Privileged Documents. In the event that the Company seeks to defer release of such Privileged Documents, it shall, in consultation with the Reinsurer, take other steps as reasonably necessary to provide the Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges or protections. The Reinsurer shall not have access to Privileged Documents relating to any dispute between the Company and the Reinsurer.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

D.	For purposes of this Article:

1.	“Privileged Documents” means any documents that are Attorney-Client Privilege Documents and/or Work Product Privilege Documents.

2.

“Attorney-Client Privilege Documents” means communications of a confidential nature between (a) the Company, or anyone retained by or at the direction of the Company, or its in-house or outside legal counsel, or anyone in the control of such legal counsel, and (b) any in-house or outside legal counsel, if such communications relate to legal advice being sought by the Company and/or contain legal advice being provided to the Company.

3.

“Work Product Privilege Documents” means communications, written materials and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.

ARTICLE 19

CONFIDENTIALITY

A.

The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.	have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

1.	when required by retrocessionaires as respects business ceded to this Contract;

2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business; or

4.	when required by attorneys or arbitrators in connection with an actual or potential dispute hereunder;

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

provided any party receiving such Confidential Information under subparagraphs B(1), B(3) and B(4) herein is advised by the Reinsurer of the confidential nature of the information and agrees to abide by the restrictions set forth in this Contract. Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.

Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 20

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.	The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under the Original Contract. The Company shall be the sole judge as to:

1.	what shall constitute a claim or loss covered under the Original Contract;

2.	the Company’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Company to pay thereunder.

B.

The Reinsurer shall be bound by the judgment of the Company, subject to the terms and conditions of this Contract, as to the obligation(s) and liability(ies) of the Company under the Original Contract.

C.

Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 21

INSOLVENCY

A.

If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.

B.

In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

D.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(1)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then,

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that the information is not material and is of the type that the registrant treats as private or confidential.

and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Financial Services of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

ARTICLE 22

ARBITRATION

A.

Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.

One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.

If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

D.	Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.

E.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. The arbitration shall take place in Tampa, Florida, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

F.

The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

G.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 23

SERVICE OF SUIT

A.

This Article applies only to those Subscribing Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.

This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

C.

In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D.	Service of process in such suit may be made upon:

1.	as respects Underwriting Members of Lloyd’s, London: Lloyd’s America, Inc., Attention: Legal Department, 280 Park Avenue, East Tower, 25th Floor, New York, New York 10017;

2.

as respects any other Subscribing Reinsurer: Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the Subscribing Reinsurer’s Interests and Liabilities Agreement attached hereto.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

E.

Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 24

SANCTION LIMITATION AND EXCLUSION CLAUSE

No Reinsurer shall be deemed to provide cover and no Reinsurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose that Reinsurer to any sanction, prohibition or restriction under United Nations resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America.

ARTICLE 25

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE 26

ENTIRE AGREEMENT

This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 27

NON-WAIVER

The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

ARTICLE 28

INTERMEDIARY

Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, Loss Adjustment Expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through the Intermediary. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

ARTICLE 29

MODE OF EXECUTION

A.	This Contract may be executed by:

1.	an original written ink signature of paper documents;

2.	an exchange of facsimile copies showing the original written ink signature of paper documents;

3.

electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.

The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s), who also confirms the Company’s review of and agreement to be bound by the terms and conditions of the Interests and Liabilities Agreements attached to and forming part of this Contract, this 25 day of July, in the year of 2024.

SLIDE INSURANCE COMPANY

SLIDE SPECIALTY INSURANCE COMPANY

including any and/or all companies that are or may hereafter become affiliated therewith

/s/ Matt Larson    Senior Vice President of Risk Management

REINSTATEMENT PREMIUM PROTECTION

REINSURANCE CONTRACT

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that the information is not material and is of the type that the registrant treats as private or confidential.

TRUST AGREEMENT REQUIREMENTS CLAUSE

A.

Except as provided in paragraph B of this Clause, if the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.	Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;

2.

Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the regulatory authorities having jurisdiction over the Company’s reserves, or any combination of the three, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;

3.

Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;

4.	Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and

5.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Company or the Reinsurer.

B.

If a ceding insurer is domiciled in California and the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.

Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above.

2.	Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments.

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that the information is not material and is of the type that the registrant treats as private or confidential.

3.

Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Reinsurer or any other entity.

4.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the ceding insurer or the Reinsurer.

C.

If there are multiple ceding insurers that collectively comprise the Company, “regulatory authorities” as referenced in subparagraph A(2) above, shall mean the individual ceding insurer’s domestic regulator.

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